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EXHIBIT 23.5

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-000000) pertaining to the Kerzner International Limited 2003 Stock Incentive Plan of our report dated February 1, 2002, except for Note 9 as to which the date is January 31, 2003 on the financial statements of Resorts International Hotel, Inc. for the period from January 1, 2001 to April 24, 2001, referred to in the report of Deloitte & Touche LLP on the financial statements of Kerzner International Limited included in Kerzner International Limited's Annual Report on Form 20-F for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Philadelphia, Pennsylvania
December 6, 2004

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  EXHIBIT 23.5
Consent of Independent Auditors